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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  June 30, 2004
                                  -------------
                Date of Report (Date of earliest event reported)


                         CHOICE ONE COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


        Delaware                          0-29279                16-1550742
-------------------------------   -----------------------    -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

            100 Chestnut Street, Suite 600, Rochester, New York 14604

              (Address of principal executive offices and zip code)

                                 (585) 246-4231

              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         As a result of ongoing discussions with our lenders, we have entered into an amendment to our senior credit facilities that defers our obligation to make certain principal payments in the aggregate amount of $3,135,973.50 from June 30, 2004 to July 30, 2004. The terms and conditions of the amendment are set forth in the Standstill Agreement and Conditional Amendment to the Credit Agreement filed as an exhibit to this Form 8-K. Because our senior lenders unanimously approved the amendment, the standstill provisions included in the amendment were not necessary.

         We are continuing our discussions with our senior lenders and the holders of our subordinated debt with the assistance of our financial advisors. Such discussions concern possible additional modifications to our covenants and obligations, possible restructuring of our debt obligations, and other actions. We can make no assurance that we will be successful in any or all of these efforts, and it is not certain what impact any action resulting from these efforts may have on holders of our stock. Without further relief from certain of our financial covenants, or modifications of our obligations which may include a restructuring of our debt, we expect that we will be in breach of or default under one or more applicable covenants or obligations during 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

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         Exhibit No.                     Description
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
         10.1 Standstill Agreement and Conditional Amendment to the Credit Agreement, dated as of June 30, 2004, by and among the registrant, its subsidiaries, the Administrative Agent, and the Lenders pursuant to the Company's Third Amended and Restated Credit Agreement dated as of September 13, 2002 and as amended on November 12, 2002, May 5, 2004, May 12, 2004 and May
                           25, 2004.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHOICE ONE COMMUNICATIONS INC.


Dated:  July 1, 2004                By:       /s/ Ajay Sabherwal
                                              ----------------------------------
                                    Name:     Ajay Sabherwal
                                    Title:    Executive Vice President, Finance
                                              and Chief Financial Officer